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                                                                    EXHIBIT 99.1

                                   PROXY CARD

                              PREMIER BANCORP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                    [-], 2004

      The undersigned hereby authorizes and appoints James D. Harris and J. Daniel Dellinger, or either of them, with full power of substitution and re-substitution as proxies to vote all shares of common stock of Premier Bancorp, Inc. (the "Company") owned by the undersigned at the Special Meeting of Shareholders to be held at the main office of Premier Bank of Brentwood, 5217 Maryland Way, Brentwood, Tennessee 37027, at [-][-].m. local time on [-], 2004, and any adjournments thereof, on the following matter as indicated below and such other business as may properly come before the Special Meeting:

      Approval of the merger agreement between the Company and BancorpSouth, Inc.

     [ ] FOR                   [ ] AGAINST                         [ ] ABSTAIN

      IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

             THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

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      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. A vote against any of the above proposal will not count as a vote for adjournment of the Special Meeting.

                        Dated:________________________________, 2004

                        ______________________________ Signature of shareholder

                        ______________________________ Signature if held jointly

                        Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED [-] ENVELOPE.